QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21.1

LKQ CORPORATION AND ITS SUBSIDIARIES

		Jurisdiction	Assumed Names
1.	Akron Airport Properties, Inc.	Ohio
2.	Black Horse Auto Parts, Inc.	Florida	Lents Auto Parts; LKQ Auto Parts of Orlando
3.	Bodymaster Auto Parts, Inc.	New Jersey
4.	Bodymaster Auto Parts Supply, Inc.	Maryland
5.	Damron Holding Company, LLC	Delaware	LKQ North Florida; LKQ Melbourne; LKQ Service Center Crystal River; LKQ Fort Myers
6.	DAP Trucking, Inc.	Florida
7.	DAP Trucking, LLC	Florida
8.	Distribuidora Hermanos Copher Internacional, SA	Costa Rica
9.	Double R Auto Sales, Inc.	Florida
10.	Foster Auto Parts Beaverton, LLC	Oregon
11.	Foster Auto Parts Longview, Inc.	Washington
12.	Global Trade Alliance, Inc.	Ohio
13.	Hermanos Copher Internacional, SA.	Guatemala
14.	LKQ 250 Auto, Inc.	Ohio
15.	LKQ A&R Auto Parts, Inc.	South Carolina
16.	LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars `n More
17.	LKQ Atlanta, L.P.	Delaware	LKQ Carolina
18.	LKQ Auto Parts of Central California, Inc.	California
19.	LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee
20.	LKQ Auto Parts of North Texas, Inc.	Delaware
21.	LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas
22.	LKQ Auto Parts of Orlando, LLC	Florida	LKQ Self Service Auto Parts-Orlando
23.	LKQ Auto Parts of Utah, LLC	Utah
24.	LKQ Best Automotive Corp.	Delaware
25.	LKQ Best Automotive, L.P.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store
26.	LKQ Birmingham, Inc.	Alabama	LKQ Gulf Coast
27.	LKQ Brad's Auto & Truck Parts, Inc.	Oregon
28.	LKQ Broadway Auto Parts, Inc.	New York
29.	LKQ Copher Self Service Auto Parts-Bradenton, Inc.	Florida
30.	LKQ Copher Self Service Auto Parts-Clearwater, Inc.	Florida
31.	LKQ Copher Self Service Auto Parts-St. Petersburg, Inc.	Florida
32.	LKQ Copher Self Service Auto Parts-Tampa, Inc.	Florida
33.	LKQ Crystal River, Inc.	Florida	LKQ Fort Myers
34.	LKQ Foster Auto Parts, Inc.	Oregon	LKQ U-Pull-It Auto Wrecking; LKQ Foster Auto Parts Vancouver

35.	LKQ Foster Auto Parts Westside LLC	Oregon	Northwest Cylinder Heads
36	LKQ Foster Auto Parts Salem, Inc.	Oregon
37.	LKQ Gorham Auto Parts Corp.	Maine
38.	LKQ Great Lakes Corp.	Indiana
39.	LKQ Holding Co.	Delaware
40.	LKQ Hunts Point Auto Parts Corp.	New York	Partsland USA; LKQ Auto Parts of Eastern Pennsylvania; LKQ Auto Parts
41.	LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California; LKQ of Las Vegas
42.	LKQ Management Company	Delaware
43.	LKQ Metro, Inc.	Illinois
44.	LKQ Mid-America Auto Parts, Inc.	Kansas	Mabry Auto Salvage
45.	LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto
46.	LKQ Minnesota, Inc.	Minnesota	LKQ Albert Lea
47.	LKQ of Indiana, Inc.	Indiana
48.	LKQ of Michigan Inc.	Michigan
49.	LKQ of Nevada, Inc.	Nevada
50.	LKQ of Stockton, Inc.	California
51.	LKQ of Tennessee, Inc.	Tennessee
52.	LKQ Online Corp.	Delaware
53.	LKQ Penn-Mar, Inc.	Pennsylvania
54.	LKQ Raleigh Auto Parts Corp.	North Carolina
55.	LKQ Route 16 Used Auto Parts, Inc.	Massachusetts
56.	LKQ Salisbury, Inc.	North Carolina	LKQ of Carolina
57.	LKQ Savannah, Inc.	Georgia
58.	LKQ Self-Service Auto Parts - Memphis LLC	Tennessee
59.	LKQ Smart Parts, Inc.	Delaware
60.	LKQ Smart Parts, L.P.	Delaware
61.	LKQ Star Auto Parts, Inc.	Delaware
62.	LKQ Star Auto Parts, L.P.	Delaware
63.	LKQ TriplettASAP, Inc.	Ohio
64.	LKQ U-Pull-It Auto Damascus, Inc.	Oregon
65.	LKQ U-Pull-It Tigard, Inc.	Oregon
66.	Mid-State Aftermarket Parts, Inc.	Arkansas
67.	Mid-State Accessory Center, Inc.	Arkansas
68.	Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California
69.	Supreme Auto Parts, Inc.	Pennsylvania

QuickLinks

  EXHIBIT 21.1